Exhibit 99.1

MODIFICATION NO. 2

TO

AMENDED AND RESTATED CONSULTING AGREEMENT

BETWEEN

THE BARONA BAND OF MISSION INDIANS

AND

VENTURE CATALYST, INC.

The Barona Band of Mission Indians, also known as the Barona Group of the Capitan Grande Band of Mission Indians, a federally-recognized Indian tribal entity, on behalf of itself and on behalf of the Barona Tribal Gaming Authority, a subordinate entity thereof, (both collectively referred to herein as the “Tribe”), and Venture Catalyst, Inc., a Utah corporation (“VCAT”), previously known as Inland Casino Corporation and Inland Casino Partners, now agree as follows:

Facts:

1. On April 29, 1996 the Tribe and VCAT entered into an Amended and Restated Consulting Agreement (the “Original Consulting Agreement”) by which the Tribe engaged VCAT to provide certain consulting services to the Tribe for a term of three years, beginning on April 1, 1996 and ending on March 31, 1999.

2. On January 6, 1998 the Tribe and VCAT entered into Modification No. 1 to the Original Consulting Agreement by which the team of the Tribe’s engagement of VCAT was extended by five additional years, from April 1, 1999 to March 31, 2004.

3. On January 15, 2003 VCAT gave to the Tribe a letter in which VCAT confirmed the Tribe’s rights regarding perpetual use, profit sharing, and exclusively for the Mariposa software that was developed and tested at the Barona Casino.

4. The Tribe and VCAT now wish to make a further extension of the Tribe’s engagement of VCAT on the following

Terms:

1. Term. The term of the Tribe’s engagement of VCAT to provide the consulting services described in the Original Consulting Agreement, on the terms and conditions set forth therein and in Modification No. 1 thereto, is hereby extended for one additional period of five years, beginning on April 1, 2004 and ending on March 31, 2009.

2. Option for Further Extension of Term. No later than February 1, 2009, the Tribe may exercise an option to discuss with VCAT the terms under which the Tribe may extend the Tribe’s engagement of VCAT for additional term of five years, from April 1, 2009 to March 31, 2014, if so desired. The parties will negotiate in good faith toward this goal and to accommodate any changed circumstances by appropriate modifications to the engagement.

3. Consulting Fee. Section VI. of the Original Consulting Agreement is hereby deleted and the following new language is inserted in its place.

CONSULTING FEE

A. Base Fee. In consideration of the satisfactory performance of the consulting services as described herein, Consultant shall receive from the Tribe a flat consulting fee of five hundred seventy-five dollars ($575,000.00) per calendar month, for the term of this Agreement and any further extension thereof, payable no later than the 20th day after the month following the month for which the fee is calculated.

B. Cost of Living Adjustment. The above base fee will be increased or decreased by a percentage equal to the annual change in the cost of living over the previous year for all urban workers, Los Angeles, as published by the U.S. Department of Labor, calculated and implemented as of April 1st of each year of the term of this Agreement, beginning on April 1, 2005, and any extension thereof. However, in no event will this cost of living adjustment to the base fee exceed 5% for any such one-year period. The Tribe may independently verify the calculation of this cost of living adjustment through agents of its choice.

4. Mutual Release of All Claims. As of April 1, 2004, both the Tribe and VCAT, and their respective officers, employees, agents, directors, shareholders, partners, attorneys, spouses, employees, and all persons claiming through any of them, shall be and hereby are fully and unconditionally released and discharged from any and all claims, demands, liability, actions, causes of action, debts, charges, accounts, offsets, agreements, and promises whatsoever, except as set forth or referred to herein, whether at law or in equity, that either the Tribe or VCAT ever had, now has, or may have in the future as against the other relating to or arising from the Original Consulting Agreement or Modification No. 1 thereto, including but not limited to (1) any possible claim in the amount of $3,712,450 or any other amount referred to as a “Consulting Advance” or “Advances of Future Consulting Fees - Barona Tribe” as shown in VCAT’s audited financial statements for the fiscal years ended on June 30, 2002 or any other periods, and (2) any miscalculation of, omission from, adjustment to, or other change in management or consulting fees due to or claimed by VCAT or any of its predecessors as against the Tribe on any theory or basis or in any amount whatsoever. The Tribe and VCAT each agrees that their mutual release contained in this section of this Modification No. 2 extends to all claims of any kind or nature, whether known or unknown, suspected or unsuspected, as of April 1, 2004.

The Tribe and VCAT each expressly waives all rights under Section 1542 of the California Civil Code, including any successor statute and under any similar or equivalent provision of federal law. The Tribe and VCAT each understands that Section 1542 of the California Civil Code provides as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Notwithstanding this section, nothing herein shall be construed to release or waive any further obligations of either the Tribe or VCAT toward the other party arising from or based on the Original Consulting Agreement, Modification No. 1 thereto, or this Modification No.2 thereto arising on or after April 1, 2004 through the remaining term thereof.

5. Incorporation of Letter of January 15, 2003. The Tribe and VCAT hereby incorporate the above-described letter of January 15, 2003 from the VCAT to the Tribe into this Modification No. 2 as if fully set forth at this point, and mutually agree to its terms.

6. Subordination. To the extent required by the various agreements and other obligations by which the Tribe has borrowed funds for the construction of the Barona Valley Ranch Resort & Casino and related facilities, and as expressly provided by VCAT in one or more subordination agreements for the benefit of those lenders or otherwise, VCAT hereby subordinates both this Modification No. 2 and VCAT’s right to receive consulting fees under this Modification No. 2 to those other obligations of the Tribe.

7. Unforeseen Circumstances. The Tribe and VCAT enter into this Modification No. 2 in the expectation that the financial viability and profitability of the Barona Valley Ranch and Resort & Casino will continue to grow over the term of this Modification No. 2 and any further extension thereof. However, if unforeseen circumstances of any kind, or political, legal, financial, or economic factors beyond the control of the Tribe or VCAT result in a significant reduction in the financial viability or profitability of the Barona Valley Ranch Resort & Casino, then unauthorized representatives of the Tribe and VCAT will meet and confer in good faith to negotiate an appropriate modification or amendment to the Original Consulting Agreement that reflects the nature and extent of the reduction in the financial viability and profitability of the Barona Valley Ranch Resort & Casino. In the case of such a truly severe reduction that persists over time, the Tribe reserves the right to terminate its engagement of VCAT on terms to be mutually agreed upon in good faith by the Tribe and VCAT.

8. Status of Original Consulting Agreement and Modification No. 1 Thereto. Parts I and II of this Modification No. 1 are now obsolete, and are therefore now deleted.

Except as expressly modified by this Modification No. 2, the Original Consulting Agreement and Modification No. 1 thereto remain in full force and effect according to their terms.

Dated: May 10, 2003

BARONA BAND OF MISSION INDIANS,

also known as the Barona Group of the Capitan Grande Band of Mission Indians, a federally-recognized Indian tribal entity, on behalf of itself and on behalf of the Barona Tribal Gaming Authority, a subordinate entity thereof

by:	/s/ Clifford M. LaChappa

Clifford M. LaChappa, Chairman

VENTURE CATALYST, INC., a Utah corporation,

by:	/s/ L. Donald Speer

L. Donald Speer, Chief Executive Officer

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